Exhibit 10.1
AGREEMENT
     THIS AGREEMENT (“Agreement”), dated as of September 14, 2010, is made by and between Aviat Networks, Inc., a Delaware corporation (the “Company”), and the entities and natural persons listed on Schedule A hereto and their affiliates (collectively, the “Ramius Group”) (each of the Company and the Ramius Group, a “Party” to this Agreement, and collectively, the “Parties”).
     WHEREAS, the Ramius Group may be deemed to beneficially own shares of common stock of the Company (the “Common Stock”) totaling, in the aggregate, 4,528,806 shares, or approximately 7.6% of the Common Stock issued and outstanding on the date hereof;
     WHEREAS, the Ramius Group has proposed that the Company nominate one of two individuals (the “Ramius Candidates”) recommended by the Ramius Group for election as a director at the Company’s 2010 annual meeting of stockholders (the “Annual Meeting”) and the Company is willing to make such nomination, subject to the terms set forth herein.
     NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the Parties mutually agree as follows:
     1. Representations and Warranties of the Ramius Group. The Ramius Group represents and warrants to the Company that (a) this Agreement has been duly authorized, executed and delivered by the Ramius Group, and is a valid and binding obligation of the Ramius Group, enforceable against the Ramius Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Ramius Group as currently in effect; and (c) the Ramius Group have not paid and will not pay any compensation or other form of consideration to either of the Ramius Candidates in connection with the subject matter of this Agreement.
     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Ramius Group that (a) this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (b) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, result in a breach or violation of, constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, result in the loss of a material benefit or give any right of termination, amendment, acceleration or cancellation under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any law, any order of any court or other agency of government, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of

Incorporation”), the Company’s Amended and Restated Bylaws (the “Bylaws”), or the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property or assets is subject.
     3. Nomination of Ramius Nominee.
          (a) The Company will include one candidate previously recommended to the Company by the Ramius Group in writing, as determined by the Governance and Nominating Committee and the Board of Directors (the “Board”) of the Company in their sole discretion, as a nominee as part of management’s slate for election as a director of the Company at the Annual Meeting (the “Ramius Nominee”). The Company will recommend, support and solicit proxies for the election of the Ramius Nominee in the same manner as for the Company’s other nominees for election at the Annual Meeting. The size of the Board of Directors giving effect to the election of directors at the Annual Meeting will not exceed eight (8).
          (b) The Company agrees that if the Ramius Nominee resigns or is otherwise unable to serve as a director or is removed for cause as a director, the Ramius Group shall be entitled to designate an individual to replace the Ramius Nominee who (i) qualifies as “independent” under the Nasdaq corporate governance standards, (ii) is not an Affiliate of any member of the Ramius Group, (iii) has relevant business and financial experience, and (iv) is reasonably acceptable to the Governance and Nominating Committee of the Company. In the event the Governance and Nominating Committee does not accept a replacement director(s) recommended by the Ramius Group, the Ramius Group will have the right to recommend additional replacement director(s) for consideration by the Governance and Nominating Committee. Upon the acceptance of a replacement director nominee by the Nominating and Corporate Governance Committee, the Board will appoint such replacement director to the Board no later than five (5) business days after the Nominating and Corporate Governance Committee’s recommendation of such replacement director (any such replacement director appointed in accordance with the provisions of this Section 3(b) shall be referred to as the “Ramius Nominee” for the purposes of this Agreement).
     4. Standstill Restrictions.
          (a) Each member of the Ramius Group agrees that, from the date of this Agreement until the date that is the earlier of (x) ten (10) business days prior to the deadline for the submission of stockholder nominations for the 2011 annual meeting of stockholders (the “2011 Annual Meeting”) and (y) one year from the date of this Agreement (the “Standstill Period”), neither it nor any of its Affiliates or Associates under its control or direction will, and it will cause each of its Affiliates and Associates under its control not to, directly or indirectly, in any manner:
               (i) engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended or the rules or regulations thereunder (the “Exchange Act”)) of proxies or consents (including, without limitation, any solicitation or nomination pursuant to Rule 14a-11 under the Exchange Act), in each case, with respect to securities of the Company;
               (ii) purchase or cause to be purchased or otherwise acquire or agree to acquire beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange

Act) of any Common Stock or other securities issued by the Company, if in any such case, immediately after the taking of such action, the Ramius Group would, in the aggregate, collectively beneficially own more than 14.99% of the then outstanding shares of Common Stock;
               (iii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes any Affiliates or Associates of any member of the Ramius Group or all or some lesser number of the persons identified as part of the Ramius Group, but does not include any other members who are not an Affiliate or Associate of any member of the Ramius Group or otherwise currently identified as Ramius Group members as of the date hereof);
               (iv) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the Ramius Group;
               (v) control or seek to control the Board, other than through non public communications with the officers and directors of the Company;
               (vi) seek or encourage any person (other than any member of the Ramius Group) to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or any solicitation or nomination pursuant to Rule 14a-11 under the Exchange Act;
               (vii) (1) make any proposal for consideration by stockholders at any meeting of stockholders or action by consent in lieu thereof or (2) make any public proposal with respect to a merger, acquisition, disposition or other business combination involving the Company or any of its subsidiaries; provided, however, that nothing herein will limit the ability of (x) any member of the Ramius Group, or its respective Affiliates and Associates, except as otherwise provided in Section 5, to vote its shares of Common Stock on any matter submitted to a vote of the stockholders of the Company or (y) the Ramius Group to announce its opposition to any Board approved proposals related to a merger, acquisition, disposition of all or substantially all of the assets of the Company or other business combination involving the Company;
               (viii) seek, alone or in concert with others, representation on the Board or the removal of any member of the Board, except as specifically contemplated in Section 3; or
               (ix) make any request to amend, waive or terminate any provision of this Agreement, other than through non public communications with the officers and directors of the Company that do not trigger any disclosure obligation on the part of any member of the Ramius Group.
          (b) Notwithstanding anything contained herein to the contrary, except as expressly provided in Section 5, each member of the Ramius Group shall be entitled to:
               (i) vote their shares on any proposal duly brought before the Annual Meeting, or otherwise vote on any matter as each member of the Ramius Group determines in its sole discretion; and

               (ii) disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company (other than the election of directors) and the reasons therefor;
          (c) As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.
          (d) In the event that the Company is in material breach of its obligations under this Agreement, including, without limitation, a failure to comply in any respect with the provisions of Section 3 of this Agreement, and such breach is not cured within 30 days after written notice thereof is provided to the Company by the Ramius Group, then in addition to any other remedies that the members of the Ramius Group may have, the provisions of this Section 4 shall also terminate.
          (e) In the event that the Ramius Group is in material breach of its obligations under this Agreement, and such breach is not cured within 30 days after written notice thereof is provided to the Ramius Group by the Company, then in addition to any other remedies that the Company may have, the provisions of Section 3 shall also terminate.
     5. Actions by the Ramius Group. At the Annual Meeting, the Ramius Group shall vote, and cause their respective officers, directors, employees and agents to vote, all of the shares of Common Stock beneficially owned by them for (i) each of the Company’s nominees for election to the Board and (ii) the ratification of the appointment of the Company’s independent auditors. The Ramius Group shall not submit any nominations or proposals for consideration by the stockholders of the Company at the Annual Meeting.
     6. Public Announcement. The Company and the Ramius Group shall promptly disclose the existence of this Agreement after its execution pursuant to a joint press release that is mutually acceptable to the parties, including a description of the material terms of this Agreement. Subject to applicable law, none of the Parties shall disclose the existence of this Agreement until the joint press release is issued.
     7. Remedies.
          (d) Each of the Parties acknowledges and agrees that a breach or threatened breach by any Party may give rise to irreparable injury inadequately compensable in damages, and accordingly each Party shall be entitled to seek injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved Party may be entitled to at law or in equity.
          (e) In the event a Party institutes any legal action to enforce such Party’s rights under, or recover damages for breach of this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys’ fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.
     8. Expenses. The Company shall reimburse the Ramius Group for its reasonable, documented out-of-pocket fees and expenses incurred (including legal expenses) in connection with the Schedule 13D, matters related to the Annual Meeting and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $5,000 in the aggregate.
     9. Notices. Any notice or other communication required or permitted to be given under this Agreement will be sufficient if it is in writing, sent to the applicable address set forth below (or as otherwise specified by a Party by notice to the other Parties in accordance with this Section 9) and delivered personally or sent by recognized overnight courier, postage prepaid, and will be deemed given (a) when so delivered personally, or (b) if sent by recognized overnight courier, one day after the date of sending.
If to the Company:
Aviat Networks, Inc.
5200 Great America Parkway
Santa Clara, California 95054
Attention: Meena L. Elliott
Telephone: (408) 567-7000
Facsimile: (408) 567-7001
with a copy to:
Wilson Sonsini Goodrich & Rosati PC
1301 Avenue of the Americas
New York, New York 10019
Attention: Warren de Wied
Telephone: (212) 999-5800
Facsimile: (212) 999-5899
If to the Ramius Group:
Ramius Value and Opportunity Master Fund Ltd
c/o Ramius Value and Opportunity Advisors LLC
599 Lexington Avenue, 20th Floor
New York, New York 10022
Attention: Jeffrey C. Smith
                 Owen S. Littman
Telephone: (212) 845-7900
Facsimile: (212) 845-7995
with a copy to:
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Steve Wolosky
                 Andrew Freedman
Telephone: (212) 451-2300
Facsimile: (212) 451-2222
     10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties in connection with the subject matter hereof.

     11. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     12. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction.
     14. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     15. Successors and Assigns. This Agreement shall not be assignable by any of the Parties. This Agreement, however, shall be binding on successors of the Parties.
     16. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.
     17. Releases.
     (a) The Ramius Group hereby agrees for the benefit of the Company, and each controlling person, officer, director, stockholder, agent, Affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, of the Company (the Company and each such person being a “Company Released Person”) as follows:
     (i) The Ramius Group, for themselves and for their members, officers, directors, assigns, agents and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Company Released Person of, and hold each Company Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses and causes of action of any nature whatsoever, whether known or unknown, suspected or unsuspected (collectively, “Claims”) that the Ramius Group may have against the Company Released Persons, in each case with respect to events occurring prior to the date of the execution of this Agreement.
     (ii) The Ramius Group understands and agrees that the Claims released by the Ramius Group above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The Ramius Group understands that they may hereafter discover facts different from or in addition to what they now believe to be true, which if known, could have materially affected this release of Claims, but they nevertheless waive any claims or rights based on different or additional facts.

          (b) The Ramius Group agrees that, during the term of the Agreement, (i) no member of the Ramius Group shall, without the consent of the Company, instigate, solicit, assist, intervene in, or otherwise voluntarily participate in any litigation or arbitration in which the Company or any of its officers or directors are named as parties; provided that the foregoing shall not prevent any member of the Ramius Group from responding to a validly issued legal process and (ii) the Ramius Group agrees to give the Company at least five (5) business days notice of the receipt of any legal process requesting information regarding the Company or any of its officers or directors, to the extent that such notice is legally permissible.
          (c) The Company hereby agrees for the benefit of the Ramius Group, and each controlling person, officer, director, stockholder, agent, Affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, thereof, as well as each Ramius Director (the Ramius Group and each such person being a “Stockholder Released Person”) as follows:
          (i) The Company, for itself and for its Affiliates, officers, directors, assigns, agents and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, it hereby acknowledges full and complete satisfaction of, and covenants not to sue, and forever fully releases and discharges each Stockholder Released Person of, and holds each Stockholder Released Person harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, that the Company may have against the Stockholder Released Persons, in each case with respect to events occurring prior to the date of the execution of this Agreement.
          (ii) The Company understands and agrees that the Claims released by the Company above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The Company understands that it may hereafter discover facts different from or in addition to what it now believes to be true, which if known, could have materially affected this release of Claims, but it nevertheless waives any claims or rights based on different or additional facts.
          (d) The Parties intend that the foregoing release be broad with respect to the matter released, provided, however, this release of Claims shall not include claims to enforce the terms of this Agreement; and provided further that nothing in the foregoing release shall be deemed or construed, now or hereafter, as limiting in any manner any right of indemnification inuring to the benefit of any director or former director of the Company arising under the Certificate of Incorporation, the Bylaws or otherwise.
     18. Termination. This Agreement shall terminate and the obligations of the Parties under this Agreement shall cease on the earliest of the following (the “Termination Date”):
          (a) at the option of the Company, provided it is not in material breach of this Agreement at such time, upon a material breach by the Ramius Group of any obligation hereunder which has not been cured within thirty (30) days after the Ramius Group receives notice of such breach from the Company;
          (b) at the option of the Ramius Group, provided it is not in material breach of this Agreement at such time, upon a material breach by the Company of any obligation hereunder which has not been cured within thirty (30) days after the Company receives notice of such breach from the Ramius Group;
          (c) on the date that is the earlier of (i) ten (10) days prior to the deadline for the nomination of directors for election or the submission of proposals to be considered at the 2011 Annual Meeting pursuant to the Bylaws as then in effect or (ii) one year from the date of this Agreement; or
          (d) at any time, upon the written consent of all of the Parties.
     19. Further Action. Each Party agrees to execute such additional reasonable documents, and to do and perform such reasonable acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.
[Signatures are on the following page.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

AVIAT NETWORKS, INC.
By:	/s/ Meena Elliott
	Name:	Meena Elliott
	Title:	VP, General Counsel, Secretary

THE RAMIUS GROUP:

RAMIUS VALUE AND OPPORTUNITY		RAMIUS VALUE AND OPPORTUNITY
MASTER FUND LTD		ADVISORS LLC
By:	Ramius Value and Opportunity Advisors LLC,	By:	Ramius LLC,
	its investment manager		its sole member

RAMIUS NAVIGATION MASTER FUND LTD		RAMIUS ADVISORS, LLC
By:	Ramius Advisors, LLC,	By:	Ramius LLC
	its investment advisor		its sole member

RAMIUS ENTERPRISE MASTER FUND LTD		RAMIUS LLC
By:	Ramius Advisors, LLC,	By:	Cowen Group, Inc.,
	its investment advisor		its sole member

RAMIUS OPTIMUM INVESTMENTS LLC		COWEN GROUP, INC.
By:	Ramius Advisors, LLC,	RCG HOLDINGS LLC
	its managing member	By:	C4S & Co., L.L.C.,
its managing member

COWEN OVERSEAS INVESTMENT LP		C4S & CO., L.L.C.
By:	Ramius Advisors, LLC, its general partner

By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
Title: Authorized Signatory

/s/ Owen S. Littman
OWEN S. LITTMAN
Individually and as attorney-in-fact for Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark and Thomas W. Strauss

Schedule A
The Ramius Group
RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS NAVIGATION MASTER FUND LTD
RAMIUS ENTERPRISE MASTER FUND LTD
RAMIUS OPTIMUM INVESTMENTS LLC
COWEN OVERSEAS INVESTMENT LP
RAMIUS VALUE AND OPPORTUNITY ADVISORS, LLC
RAMIUS ADVISORS, LLC
RAMIUS LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
C4S & CO., L.L.C.
JEFFREY M. SOLOMON
PETER A. COHEN
MORGAN B. STARK
THOMAS W. STRAUSS